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                                                                 Exhibit 10.14.2

[BANK OF AMERICA LOGO]


February 26, 1996


Community Psychiatric Centers
6600 West Charleston Boulevard, Suite 118
Las Vegas, Nevada  89102

Transitional Hospitals Corporation
6600 West Charleston Boulevard, Suite 118
Las Vegas, Nevada  89102

        Re:  Credit Agreement dated as of September 20, 1993

Ladies and Gentlemen:

        Reference is hereby made to the Credit Agreement dated as of September 20, 1993, as amended among CPC, THC and Bank (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings specified in the Agreement.

        The Bank hereby agrees to waive compliance for the reporting period ending November 30, 1995 only with (a) the Net Funded Debt to EBITDA Ratio set forth in Section 7.14 of the Agreement, (b) the EBITDA to Consolidated Net Interest Expense Ratio set forth in Section 7.15 of the Agreement, and (c) the Tangible New Worth Covenant set forth in Section 7.16 of the Credit Agreement.

        In consideration for the granting of the foregoing waiver, the Company represents and warrants to the Bank that the representations and warranties set forth in Article V of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, and no Default or Event of Default under the Agreement has occurred and is continuing.

        Except as hereby expressly modified, the Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

        This waiver is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement,



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Community Psychiatric Centers
Transitional Hospitals Corporation
February 26, 1996
Page 2


or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude other or further exercise hereof or the exercise of any other right, power or privilege, nor shall any waiver of any right, power, privilege or default hereunder or under any agreement, contract, indenture, document or instrument mentioned in the Agreement constitute a waiver of any default of the same or of any other term or provision thereunder.

        This waiver shall not be effective until signed by CPC, THC and the Guarantors and may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


                                        Very truly yours,

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION


                                        By:    /s/ Wyatt Ritchie
                                            -----------------------------
                                                   Wyatt Ritchie
                                                   Vice President

ACCEPTED AND AGREED TO THIS
26TH DAY OF FEBRUARY, 1996

COMMUNITY PSYCHIATRIC CENTERS
TRANSITIONAL HOSPITALS CORPORATION


By:       /s/ Richard Conte
    ------------------------------
              Richard Conte
              Chairman and CEO